Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ball Corporation of our report dated May 5, 2015 relating to the consolidated financial statements of Rexam PLC, which appears in Ball Corporation’s Current Report on Form 8-K dated June 15, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
November 27, 2015